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                                   Exhibit 3.1
                                   -----------

                           CERTIFICATE OF FORMATION

                                      OF

                             THE FOREST BANK, LLC



          1.  The name of the limited liability company is The Forest Bank, LLC.

          2. The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, City of Wilmington, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

          3.  This Certificate of Formation shall be effective upon filing.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of The Forest Bank, LLC this 17/th/ day of January, 2001.




                                        By:  /s/  James S. Seevers, Jr.
                                             --------------------------
                                             James S. Seevers, Jr.
                                             Authorized Person
                                             Organizer